Exhibit 99.1

Preliminary Draft

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

CF ACQUISITION CORP. V

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: **https://www.cstproxy.com/**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

PROXY

CF ACQUISITION CORP. V CF V

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(1) **Proposal 1** – A proposal to adopt and approve the Agreement and Plan of Merger, dated July 5, 2021 (as the terms and conditions therein may be amended, modified or waived from time to time, the **"Merger Agreement"**), by and among, CF V, Satellogic Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of the Company (**"PubCo"**), Nettar Group Inc. (d/b/a Satellogic), a business company with limited liability incorporated under the laws of the British Virgin Islands (the **"Company"**), Ganymede Merger Sub 1 Inc., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo (**"Target Merger Sub"**), and Ganymede Merger Sub 2 Inc., a Delaware corporation and a direct wholly owned subsidiary of PubCo (**"SPAC Merger Sub"**), and to approve the transactions contemplated thereby (the **"Business Combination"**).

FOR ☐ AGAINST ☐ ABSTAIN ☐

(2) **Proposal 2** – A proposal to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary.

FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________2021.

When Shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on , 2021.This notice of special meeting of stockholders and the accompany proxy statement are available at: https://www.cstproxy.com/ s FOLD HERE " DO NOT SEPARATE " INSERT IN ENVELOPE PROVIDED sPROXY CARDFOR THE SPECIAL MEETING OF STOCKHOLDERS OFCF ACQUISITION CORP. VTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints and , and each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the shares of common stock of CF Acquisition Corp. V (the Company) held of record by the undersigned at the close of business on , 2021, at the Special Meeting of Stockholders to be held virtually on , 2021 at Eastern Time, or any adjournment or postponement thereof. You will be able to attend the Special Meeting by visiting https://www.cstproxy.com/ .THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.(Continued, and to be marked, dated and signed, on the other side)